REGISTRATION RIGHTS AGREEMENT

                  REGISTRATION RIGHTS AGREEMENT, dated as of April 19,
2001, between M & F Worldwide Corp., a Delaware corporation (the "Company"), and PX Holding Corporation, a Delaware corporation ("PX Holding").

                  WHEREAS, the Company and PX Holding have entered into a Stock Purchase Agreement, dated as of April 19, 2001, (the "Purchase Agreement"), pursuant to which, among other things, the Company will issue to PX Holding, and PX Holding will purchase from the Company, shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and shares of the Company's Series B Non-Cumulative Perpetual Participating Preferred Stock, par value $0.01 per share (the "Preferred Stock");

                  WHEREAS, the Board of Directors of the Company has authorized the officers of the Company to execute and deliver this Agreement in the name and on behalf of the Company;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties to this Agreement hereby agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

                  "Affiliate" means, with respect to any specified person,
(i) any other person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with the power to vote by such specified person or (ii) any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person by virtue of ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Holder" means PX Holding and any other person that holds Registrable Securities, including their respective transferees, successors and assigns who acquire Registrable Securities, directly or indirectly, from PX Holding or such other person, respectively. For purposes of this Agreement, the Company may deem and treat the registered holder of a Registrable Security as the Holder and absolute owner thereof, and the Company shall not be affected by any notice to the contrary.

                  "Registrable Securities" means (a) any shares of Common Stock issued in accordance with Section 1.1 of the Purchase Agreement, (b) any shares of Preferred Stock issued in accordance with Section 1.1 of the Purchase Agreement, (c) any shares of Common Stock or Preferred Stock acquired by PX Holding on the open market at a time when such party is deemed to be an "affiliate" (as such term is defined under Rule 144 under the Securities Act) of the Company, and (d) any securities issued or issuable in respect of the Common Stock or the Preferred Stock referred to in clauses (a), (b) and (c) above by way of conversion, exercise or exchange or any stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, and any other securities issued pursuant to any other pro rata distribution with respect to such Common Stock or Preferred Stock. For purposes of this Agreement, a Registrable Security ceases to be a Registrable Security when (x) it has been effectively registered under the Securities Act and sold or distributed to the public in accordance with an effective registration statement covering it (and has not been reacquired in the manner described in clause (c) above), or (y) it is sold or distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time.

                  2. Demand Registration. (a) If at any time any Holder shall request the Company in writing to register under the Securities Act all or a part of the Registrable Securities held by such Holder (a "Demand Registration"), the Company shall use all reasonable efforts to cause to be filed and declared effective as soon as reasonably practicable (but in no event later than the 45th day after such Holder's request is made) a registration statement providing for the sale of all such Registrable Securities to be registered by such Holder, including, but not limited to, a sale of such Registrable Securities in connection with the issuance of any securities convertible into or exchangeable or exercisable for Registrable Securities or the sale of Registrable Securities upon conversion, exercise or exchange thereof. The Company agrees to use its reasonable efforts to keep any such registration statement continuously effective and usable for resale of Registrable Securities for so long as the Holder whose Registrable Securities are included therein shall request. The Company shall be obligated to file registration statements pursuant to this Section 2(a) until all Registrable Securities have ceased to be Registrable Securities. Each registration statement filed pursuant to this
Section 2(a) is hereinafter referred to as a "Demand Registration Statement." The Company may, if permitted by law, effect any registration pursuant to this Section 2(a) by the filing of a registration statement on Form S-3. However, if such registration involves an underwritten public offering and the managing underwriter(s) at any time shall notify the Company in writing that, in the sole judgment of such managing underwriter(s), inclusion of some or all of the information required in a more detailed form specified in such notice is of material importance to the success of the public offering of such Registrable Securities, the Company shall use all reasonable efforts to supplement or amend the registration statement to include such information.

                  (b) The Company agrees (i) not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the Registrable Securities, including a sale pursuant to Regulation D under the Securities Act, during the 15-day period prior to, and during the 45-day period beginning on, the closing date of each underwritten offering under any Demand Registration Statement, and
(ii) to use reasonable efforts to cause each holder of its securities purchased from the Company, at any time on or after the date of this Agreement (other than in a registered public offering), to agree not to effect any public sale or distribution of any such securities during such period, including a sale pursuant to Rule 144 under the Securities Act.

                  (c) The Company may postpone for a reasonable period of time, not to exceed 30 days, the filing or the effectiveness of any Demand Registration Statement if (i) the Board of Directors of the Company in good faith determines that (A) such registration would have a material adverse effect on any plan or proposal by the Company with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or (B) the Company is in possession of material non-public information that, if publicly disclosed, would result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to the Company, and
(ii) the Company so notifies the Holder(s) within five days after the Holder(s) requests such registration. The Company's right to defer the filing of a registration statement pursuant to the provisions of the preceding sentence may not be exercised more than once during any 12 month period.

                  (d) If at any time any Holder notifies the Company in writing of the Holder's desire that the Registrable Securities to be covered by a Demand Registration Statement be sold in an underwritten offering, such Holder shall have the right to select any nationally recognized investment banking firm(s) to administer the offering, subject to the approval of the Company, which approval shall not be unreasonably withheld, and the Company shall enter into underwriting agreements with the underwriter(s) of such offering, which agreements shall contain such representations and warranties by the Company, and such other terms, conditions and indemnities as are at the time customarily contained in underwriting agreements for similar offerings and the Company shall take or cause to be taken all such other actions, in addition to the registration procedures set forth in Section 4 hereof, as are reasonably requested by the managing underwriter(s) in order to expedite or facilitate the registration and disposition of the Registrable Securities, including, without limitation, causing management to participate in "road show" presentations.

                  3. Incidental Registration. Subject to the terms and conditions set forth in this Section 3, if the Company proposes at any time to register any equity securities (the "Initially Proposed Shares") under the Securities Act, whether or not for its own account, the Company will promptly give written notice to the Holders of its intention to effect such registration (such notice to specify, among other things, the proposed offering price, the kind and number of securities proposed to be registered and the distribution arrangements, including identification of the underwriter(s), if any), and the Holders shall be entitled to include in such registration such number of shares (the "Holder Shares") to be sold for the account of the Holders (on the same terms and conditions as the Initially Proposed Shares) as shall be specified in a request in writing delivered to the Company within 15 days after the receipt of the Company's notice.

                  The Company's obligations to include Holder Shares in a registration statement pursuant to this Section 3 is subject to each of the following limitations, conditions and qualifications:

                       (i) If, at any time after the Company gives written notice to the Holders of its intention to effect a registration of any of its common equity securities (whether or not for its own account) and prior to the effective date of any registration statement filed in connection with such registration, either the Company (in the case of the Company intending to register securities for its own account) or holders of Company securities (in the case of the Company intending to register securities on behalf of holders of securities other than Registrable Securities) shall determine for any reason not to register any Securities which were theretofore the subject of such registration, the Company shall give written notice of such determination to the Holders and thereupon it shall be relieved of its obligation to use any efforts to register any Holder Shares in connection with such aborted registration (but not from its obligation to pay the Registration Expenses (as defined herein) in connection therewith).

                       (ii) If the managing underwriter(s) (in the case of an underwritten offering) of such offering shall notify in writing the Company and each Holder who shall have requested the inclusion of Registrable Securities in such underwritten offering that, in the good faith judgment of such managing underwriter(s), the distribution of all or a specified portion of the Holder Shares would materially interfere with the registration and sale, in accordance with the intended method thereof, of the Initially Proposed Shares, then the number of Holder Shares to be included in such registration statement shall be reduced to such number, if any, that, in the good faith judgment of such managing underwriter(s), can be included without such interference; provided, however, that, if

                       (1) the Initially Proposed Shares were being registered by the Company for its own account, then the number of securities to be included in such registration shall be allocated (x) first, to the Company, and (y) second, pro rata among the Holders who have requested the Company to include Registrable Securities in such registration, based upon all holders of Company securities (including the Holders) on the basis of the number of securities each such Holder shares requested to be included in such registration and (z) third, pro rata among all other statement by such holders of Company securities based upon the number of securities each such holder requested be included in such registration; and

                       (2) the Initially Proposed Shares were being registered by the Company for the account of holders of Company securities (other than the Holders), then the number of securities to be included in such registration shall be allocated (x) first, pro rata among all holders of Company securities (other than Holders) based upon the number of securities each such holder requested be included in such registration, and (y) second, pro rata among all holders of Company securities not included in the foregoing clause (x) (including Holders of Registrable Securities)) and = the Company on the basis of the number of shares requested to be included in such registration statement by such holders and the Company;

                       (iii) If, as a result of the cutback provisions contained in Section 3(b)(ii) hereof, the Holders are not entitled to include all of the Holder Shares in such registration, such Holders may elect to withdraw their request to include Holder Shares in such registration.

                       (iv) If the Company shall so deliver such a request in writing to the Holders, each Holder shall not effect any public or private sale or distribution of any Registrable Securities (other than the Holder Shares) during the 15-day period prior to, and during the 45-day period beginning on, the closing date of any underwritten public offering of shares of Common Stock made for the Company's own account.

                  4. Registration Procedures.

                  (a) Whenever the Company is required to use all reasonable efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to the terms and conditions of Section 2(a) or Section 3 hereof (such Registrable Securities being hereinafter referred to as "Subject Shares"), the Company will use all reasonable efforts to effect the registration and sale of the Subject Shares in accordance with the intended method of disposition thereof. Without limiting the generality of the foregoing, the Company will as soon as practicable:

                       (i) furnish to each Holder of Subject Shares (a "Participating Holder") and to each managing underwriter, if any, a reasonable time in advance of their filing with the SEC, any registration statement, amendment or supplement thereto, and any prospectus used in connection therewith, and each Participating Holder shall have the opportunity to object to any information pertaining to such Participating Holder and its plan of distribution that is contained therein and the Company will make the corrections reasonably requested by such Participating Holder with respect to such information prior to filing any such registration statement or any amendment or supplement thereto; and furnish a copy of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;

                       (ii) prepare and file with the SEC a registration statement with respect to the Subject Shares in form and substance satisfactory to the Participating Holders, and use all reasonable efforts to cause such registration statement to become effective as soon as possible;

                       (iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the applicable period and to comply with the provisions of the Securities Act with respect to the disposition of all Subject Shares and other securities covered by such registration statement;

                       (iv) furnish each Participating Holder and each managing underwriter, if any, without charge, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus and prospectus supplement) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Registrable Securities and such other documents as such Participating Holder or such underwriter may reasonably request;

                       (v) after the filing of the registration statement, promptly notify each Participating Holder and each managing underwriter, if any, of any stop order issued or, to the knowledge of the Company, threatened to be issued by the SEC;

                       (vi) use all reasonable efforts to register or qualify the Subject Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions (including any foreign country or any political subdivision thereof) as the managing underwriter(s) shall reasonably recommend, and do any and all other acts and things which may be reasonably necessary or advisable to enable the Participating Holders to consummate the disposition in such jurisdictions of the Subject Shares covered by such registration statement, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, (B) subject itself to taxation in any jurisdiction wherein it is not so subject, or (C) consent to general service of process in any such jurisdiction or otherwise take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject;

                       (vii) promptly inform each Participating Holder and the managing underwriter(s), if any, (x) in the case of any offering of the Registrable Securities in respect of which a registration statement is filed under the Securities Act, of the date on which a registration statement or any post-effective amendment thereto has been filed and when the same has become effective and, if applicable, of the date of filing a Rule 430A prospectus, (y) of any written comments from the SEC with respect to any filing referred to in clause (x) and of any request by the SEC, any securities exchange, government agency, self-regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or preliminary prospectus or prospectus included therein or any offering memorandum or other offering document relating to such offering or (z) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                       (viii) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the SEC;

                       (ix) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                       (x) furnish, at the Company's expense, unlegended certificates representing ownership of the securities being sold in such denominations as shall be requested and instruct the transfer agent to release any stop transfer orders with respect to the Subject Shares being sold;

                       (xi) notify each Participating Holder at any time when a prospectus relating to the Subject Shares is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, and the Company will promptly thereafter prepare and file with the SEC and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of Subject Shares, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading;

                       (xii) enter into customary agreements (including, but not limited to, an underwriting agreement in customary form in the case of an underwritten offering) and make such representations and warranties to the sellers, underwriter(s), placement agents and other financial intermediaries as in form and substance and scope are customarily made by issuers to such parties and take such other actions as the Holders or such other parties, if any, reasonably require in order to expedite or facilitate the disposition of such Subject Shares. A Participating Holder may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such other parties also be made to and for the benefit of any one or more Participating Holders, and that any or all of the conditions precedent to the obligations of such other parties under such agreement also be conditions precedent to the obligations of the Participating Holders;

                       (xiii) make available for inspection by the Participating Holders, any underwriter, agent or other financial intermediary participating in any disposition pursuant to such registration statement, and any attorney, accountant or other similar professional advisor retained by any such Participating Holders or underwriter (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                       (xiv) make available senior management personnel of the Company to participate in, and cause them to cooperate with any underwriter, agent or other financial intermediary in connection with, "road show" and other customary marketing activities, including "one-on-one" meetings with prospective purchasers of the Subject Shares;

                       (xv) obtain for delivery to the Company, any underwriter, agent or other financial intermediary or their agents, with copies to the Participating Holders, a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the Participating Holders or the managing underwriter, agent or other financial intermediary reasonably request;

                       (xvi) obtain for delivery to the Participating Holders and any underwriter, agent or other financial intermediary or their agents an opinion or opinions from counsel for the Company in customary form and reasonably satisfactory to the Participating Holders, underwriters or agents and their counsel;

                       (xvii) make available to its security holders consolidated earnings statements, which need not be audited, satisfying the provisions of Section 11(a) of the Securities Act, no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first quarter commencing after the effective date of the registration statement, which earnings statements shall cover said 12-month period;

                       (xviii) make every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the registration statement or of any order preventing or suspending the effectiveness of such registration statement at the earliest possible moment;

                       (xix) cause the Subject Shares to be registered with or approved by such other governmental agencies or authorities (including foreign governmental agencies and authorities) as may be necessary to enable the sellers thereof or any underwriter, agent or other financial intermediary to consummate the disposition of such Subject Shares;

                       (xx) cooperate with the Holders and the managing underwriter(s), if any, or any other interested party (including any interested broker-dealer) in making any filings or submission required to be made, and the furnishing of all appropriate information in connection therewith, with the National Association of Securities Dealers, Inc. ("NASD");

                       (xxi) cause its subsidiaries to take action necessary to effect the registration of the Subject Shares contemplated hereby, including filing any required financial information;

                       (xxii) effect the listing of the Subject Shares on the New York Stock Exchange or such other national securities exchange or over-the-counter market on which shares of the Common Stock shall then be listed or shall otherwise be requested by the Holders; and

                       (xxiii) take all other steps necessary to effect the registration of the Subject Shares contemplated hereby.

                  (b) The Holders shall provide (in writing and signed by the Holders and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) all such information and materials and take all such action as may be required in order to permit the Company to comply with all applicable requirements of the SEC and any applicable state securities laws and to obtain any desired acceleration of the effective date of any registration statement prepared and filed by the Company pursuant to this Agreement.

                  (c) The Holders shall, if requested by the Company or the managing underwriter(s) in connection with any proposed registration and distribution pursuant to this Agreement, (i) agree to sell the Subject Shares on the basis provided in any underwriting arrangements entered into in connection therewith and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents customary in similar offerings; provided, however, that in no event shall a Participating Holder be required to make any representations or warranties to or agreements with the Company or the underwriter(s) other than representations, warranties or agreements regarding such Participating Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representation required by law.

                  (d) Upon receipt of any notice from the Company that the Company has become aware that the prospectus (including any preliminary prospectus) included in any registration statement filed pursuant to
Section 2(a) or Section 3, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, the Holders shall forthwith discontinue disposition of Subject Shares pursuant to the registration statement covering the same until the Holders' receipt of copies of a supplemented or amended prospectus and, if so directed by the Company, deliver to the Company (at the Company's expense) all copies other than permanent file copies then in the Holder's possession, of the prospectus covering the Subject Shares that was in effect prior to such amendment or supplement.

                  (e) The Company shall pay all Registration Expenses. For purposes of this Agreement, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with its obligations under this Agreement to effect the registration of Registrable Securities pursuant to Section 2(a) or Section 3 of this Agreement, and the disposition of such securities, including, without limitation, all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, transfer agents and registrars' fees, all word processing, duplicating and printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding underwriting discounts and commissions in respect of Registrable Securities and the fees and disbursements of any counsel retained by the Participating Holders (which underwriting discounts and commissions and fees and disbursements of counsel shall be paid by the Participating Holders).

                  (f) In connection with any sale of Subject Shares that are registered pursuant to this Agreement, the Company and the Holders shall enter into an agreement providing for indemnification of the Holders by the Company, and indemnification of the Company by the Holders, on terms customary for such agreements at that time.

                  5. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon (a) transmitter's confirmation of a receipt of a facsimile transmission, (b) confirmed delivery by a standard overnight carrier or when delivered by hand or (c) the expiration of five business days after the day when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Company, to:

                  M&F Worldwide Corp.
                  35 East 62nd Street
                  New York, New York 10021
                  Telephone:  212-572-8600
                  Facsimile: (212) 572-8400
                  Attention: Chief Executive Officer

                  with a copy to:

                  Kramer, Levin, Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022-3852
                  Telephone:  (212) 715-9100
                  Facsimile:  (212) 715-8000
                  Attention:  Thomas Balliet, Esq.

                  If to PX Holding, to:

                  PX Holding Corporation
                  35 East 62nd Street
                  New York, New York 10021
                  Telephone:  (212) 572-8600
                  Facsimile:  (212) 572-5056
                  Attention:  General Counsel

                  with a copy to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000
                  Attention:  Franklin M. Gittes, Esq. and
                              Alan C. Myers, Esq.

                  If to any other Holder, to such name at such address as such Holder shall have indicated in a written notice delivered to the other parties to this Agreement.

Any party hereto may from time to time change its address for notices under this Section 5 by giving at least 10 days' notice of such changes to the other parties hereto.

                  6. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  7. Interpretation. When a reference is made in this Agreement to a section, article, paragraph, clause, annex or exhibit, such reference shall be to a reference to this Agreement unless otherwise clearly indicated to the contrary. The descriptive article and section headings herein are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting either gender shall include both genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

                  8. Amendment. This Agreement may be amended, modified or supplemented by the parties hereto at any time. This Agreement may not be amended except by a written instrument executed by the parties hereto.

                  9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto (whether by operation of law or otherwise) without the prior written consent of the other party; provided, however, that in connection with a bone fide pledge by a Holder of any Registrable Securities, such Holder may assign its rights under this Agreement to the beneficiary of such pledge. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors and assigns and are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

                  11. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall be considered one and the same agreement.

                  12. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings (written and oral) between the parties with respect to the subject matter hereof.

                  13. Available Information. If at any time the Company is required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company will comply with all rules and regulations of the SEC applicable in connection with the use of Rule 144 or Rule 144A promulgated under the Securities Act and will, upon the request of any Holder, take such other actions and furnish the Holder with information as the Holder may reasonably request in order to avail itself of such rule or any other rule or regulation of the SEC allowing the Holder to sell any Registrable Securities without registration, and will, at its expense, forthwith upon the request of the Holder, deliver to such party a certificate, signed by the Company's principal financial officer, stating
(a) the Company's name, address and telephone number (including area code),
(b) the Company's Internal Revenue Service identification number, (c) the Company's SEC file number, (d) the number of shares of each class of stock outstanding as shown by the most recent report or statement published by the Company, and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least 90 days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder or as to such matters as would then be required to establish compliance with Rule 144 or any successor rule or rules under the Securities Act. If at any time the Company is not required to file reports in compliance with either Section 13 or Section 15(d) of the Exchange Act, the Company at its expense will, forthwith upon the written request of the Holder, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144.

                  14. Specific Performance. Irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached; accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                  15. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  16. Submission to Jurisdiction. Each of the Company and PX Holding hereby irrevocably submits in any action, suit or proceeding arising out of this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the jurisdiction of any court of the State of New York located in the City of New York, Borough of Manhattan. The parties hereto waive any and all objections to the laying of venue of any such litigation in such jurisdiction and agree not to plead or claim in any such litigation that such litigation has been brought in an inconvenient forum.

                  17. Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each party certifies and acknowledges that
(i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such party understands and has considered the implications of this waiver,
(iii) each such party makes this waiver voluntarily and (iv) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 17.

                  18. No Other Registration Rights. The Company represents and warrants to each Holder that there is not in effect on the date of this Agreement any agreement by the Company (other than this Agreement and the Registration Rights Agreement by and between the Company and a predecessor of Mafco Consolidated Group, Inc., dated as of June 15, 1995) pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any securities or blue sky laws of any jurisdiction.

                  19. Recapitalization, Exchanges, etc., Affecting the Company's Capital Stock. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or permitted assign of the Company (whether by merger, consolidation, sale of assets or otherwise), or at the election of a Holder, any person who controls any of the foregoing, which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          PX HOLDING CORPORATION


                                          By: /s/ Todd J. Slotkin
                                             -----------------------
                                          Name:  Todd J. Slotkin
                                          Title: Executive Vice President and
                                                 Chief Financial Officer


                                          M & F WORLDWIDE CORP.


                                          By: /s/ Howard Gittis
                                             -----------------------
                                          Name:  Howard Gittis
                                          Title: Chairman of the Board of
                                                 Directors, President and Chief
                                                 Executive Officer